Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

(Unaudited)	Three Months Ended December 31, 2010			Three Months Ended December 31, 2009
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 473	$ 1,361	$ 1,834	$ 487	$ 1,337	$ 1,824
Less: Unvested Participating Dividends	-0-	-0-	-0-	(4)	-0-	(4)
Dividends to Common Share Owners	473	1,361	1,834	483	1,337	1,820
Undistributed Earnings (Loss)			(958)			82
Less: Earnings (Loss) Allocated to Participating Securities			-0-			-0-
Undistributed Earnings (Loss) Allocated to Common Share Owners	(267)	(691)	(958)	23	59	82
Net Income Available to Common Share Owners	$ 206	$ 670	$ 876	$ 506	$ 1,396	$ 1,902
Average Basic Common Shares Outstanding	10,510	27,219	37,729	10,631	26,708	37,339
Basic Earnings Per Share	$ 0.02	$ 0.02		$ 0.05	$ 0.05
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 476	$ 1,361	$ 1,837	$ 489	$ 1,337	$ 1,826
Less: Unvested Participating Dividends	-0-	-0-	-0-	(4)	-0-	(4)
Dividends and Assumed Dividends to Common Share Owners	476	1,361	1,837	485	1,337	1,822
Undistributed Earnings (Loss)			(961)			80
Less: Earnings (Loss) Allocated to Participating Securities			-0-			-0-
Undistributed Earnings (Loss) Allocated to Common Share Owners	(269)	(692)	(961)	23	57	80
Net Income Available to Common Share Owners	$ 207	$ 669	$ 876	$ 508	$ 1,394	$ 1,902
Average Diluted Common Shares Outstanding	10,566	27,220	37,786	10,770	26,744	37,514
Diluted Earnings Per Share	$ 0.02	$ 0.02		$ 0.05	$ 0.05
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 206	$ 670	$ 876	$ 506	$ 1,396	$ 1,902
Assumed Dividends Payable on Dilutive Shares:
Performance shares	3	-0-	3	2	-0-	2
Increase (Reduction) of Undistributed Earnings (Loss) - allocated
based on Class A and Class B shares	(2)	(1)	(3)	-0-	(2)	(2)
Net Income Used for Diluted EPS Calculation	$ 207	$ 669	$ 876	$ 508	$ 1,394	$ 1,902
Average Shares Outstanding for Basic EPS Calculation	10,510	27,219	37,729	10,631	26,708	37,339
Dilutive Effect of Average Outstanding:
Performance shares	56	1	57	46	3	49
Restricted share units	-0-	-0-	-0-	93	33	126
Average Shares Outstanding for Diluted EPS Calculation	10,566	27,220	37,786	10,770	26,744	37,514
Included in dividends declared for the basic and diluted earnings per share computation for the three months ended December 31, 2009 are dividends computed and accrued on unvested Class A and Class B restricted share units, which were paid by a conversion to the equivalent value of common shares on the vesting date. Restricted share units held by retirement-age participants at December 31, 2009 had a nonforfeitable right to dividends and were deducted from the above dividends and undistributed earnings figures allocable to common Share Owners. There were no restricted share units outstanding as of December 31, 2010.
All of the 620,000 and 708,000 average outstanding stock options were antidilutive and were excluded from the dilutive calculation for the quarters ended December 31, 2010 and 2009, respectively.

(Unaudited)	Six Months Ended December 31, 2010			Six Months Ended December 31, 2009
(Amounts in Thousands, Except for Per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 950	$ 2,717	$ 3,667	$ 979	$ 2,664	$ 3,643
Less: Unvested Participating Dividends	-0-	-0-	-0-	(9)	-0-	(9)
Dividends to Common Share Owners	950	2,717	3,667	970	2,664	3,634
Undistributed Earnings (Loss)			(2,335)			37
Less: Earnings (Loss) Allocated to Participating Securities			-0-			-0-
Undistributed Earnings (Loss) Allocated to Common Share Owners	(653)	(1,682)	(2,335)	11	26	37
Net Income Available to Common Share Owners	$ 297	$ 1,035	$ 1,332	$ 981	$ 2,690	$ 3,671
Average Basic Common Shares Outstanding	10,543	27,162	37,705	10,681	26,645	37,326
Basic Earnings Per Share	$ 0.03	$ 0.04		$ 0.09	$ 0.10
Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 960	$ 2,717	$ 3,677	$ 986	$ 2,664	$ 3,650
Less: Unvested Participating Dividends	-0-	-0-	-0-	(9)	-0-	(9)
Dividends and Assumed Dividends to Common Share Owners	960	2,717	3,677	977	2,664	3,641
Undistributed Earnings (Loss)			(2,345)			30
Less: Earnings (Loss) Allocated to Participating Securities			-0-			-0-
Undistributed Earnings (Loss) Allocated to Common Share Owners	(661)	(1,684)	(2,345)	9	21	30
Net Income Available to Common Share Owners	$ 299	$ 1,033	$ 1,332	$ 986	$ 2,685	$ 3,671
Average Diluted Common Shares Outstanding	10,653	27,163	37,816	10,847	26,680	37,527
Diluted Earnings Per Share	$ 0.03	$ 0.04		$ 0.09	$ 0.10
Reconciliation of Basic and Diluted EPS Calculations:
Net Income Used for Basic EPS Calculation	$ 297	$ 1,035	$ 1,332	$ 981	$ 2,690	$ 3,671
Assumed Dividends Payable on Dilutive Shares:
Performance shares	10	-0-	10	7	-0-	7
Increase (Reduction) of Undistributed Earnings (Loss) - allocated based on Class A and Class B shares	(8)	(2)	(10)	(2)	(5)	(7)
Net Income Used for Diluted EPS Calculation	$ 299	$ 1,033	$ 1,332	$ 986	$ 2,685	$ 3,671
Average Shares Outstanding for Basic EPS Calculation	10,543	27,162	37,705	10,681	26,645	37,326
Dilutive Effect of Average Outstanding:
Performance shares	110	1	111	79	2	81
Restricted share units	-0-	-0-	-0-	87	33	120
Average Shares Outstanding for Diluted EPS Calculation	10,653	27,163	37,816	10,847	26,680	37,527
Included in dividends declared for the basic and diluted earnings per share computation for the six months ended December 31, 2009 are dividends computed and accrued on unvested Class A and Class B restricted share units, which were paid by a conversion to the equivalent value of common shares on the vesting date. Restricted share units held by retirement-age participants at December 31, 2009 had a nonforfeitable right to dividends and were deducted from the above dividends and undistributed earnings figures allocable to common Share Owners. There were no restricted share units outstanding as of December 31, 2010.
All of the 629,000 and 721,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation for the six months ended December 31, 2010 and 2009, respectively.